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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2006

Registration No. 333-135170

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	13-3849074 (I.R.S. Employer Identification No.)

2575 East Camelback Road
Phoenix, Arizona 85016
(602) 977-6595
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Armando Ortega Gómez, Esq.
Secretary
Southern Copper Corporation
2575 East Camelback Road
Phoenix, Arizona 85016
(602) 977-6595
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Fitzgerald, Esq.
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005

        Approximate date of commencement of proposed exchange offer:

As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7.500% Notes due 2035	$400,000,000	100%	$400,000,000	$42,800.00

(1)
Estimated based on the face value of the 7.500% Notes due 2035 previously sold in transactions exempt from registration under the Securities Act of 1933, solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 1 is being filed solely to amend the Registration Statement filed with the Securities and Exchange Commission on June 20, 2006, to include on the cover page of this Registration Statement the delaying amendment pursuant to Section 8(a) of the Securities Act of 1933, as amended.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mexico City, Mexico, on July 7, 2006.

SOUTHERN COPPER CORPORATION
By:	/s/ ARMANDO ORTEGA GÓMEZ Armando Ortega Gómez General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on July 7, 2006.

	Signature	Title

By:	* Germán Larrea Mota-Velasco	Chairman of the Board, Director
By:	* Oscar González Rocha	President, Chief Executive Officer and Director (Principal Executive Officer)
By:	* Xavier García de Quevedo Topete	Executive Vice President, Chief Operating Officer and Director
By:	* J. Eduardo González Felix	Chief Financial Officer and Director (Principal Financial Officer)
By:	* José N. Chirinos Fano	Comptroller (Principal Accounting Officer)
By:	* Emilio Carrillo Gamboa	Director
By:	* Jaime F. Collazo González	Director

II-6

By:	Harold S. Handelsman	Director
By:	* Germán Larrea Mota-Velasco	Director
By:	/s/ ARMANDO ORTEGA GÓMEZ Armando Ortega Gómez	Director
By:	* Luis Miguel Palomino Bonilla	Director
By:	* Gilberto Perezalonso Cifuentes	Director
By:	* Juan Rebolledo Gout	Director
By:	* Carlos Ruiz Sacristán	Director
*By:	/s/ ARMANDO ORTEGA GÓMEZ Armando Ortega Gómez (As Attorney-in-fact pursuant to a power of attorney filed on June 20, 2006)

II-7

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EXPLANATORY NOTE
SIGNATURES